Exhibit 15.1

September 2, 2004

Board of Directors and Shareholders

Fleetwood Enterprises, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-55824) of Fleetwood Enterprises, Inc., Registration Statement (Form S-8 No. 333-15167) of Fleetwood Enterprises, Inc., Registration Statement (Form S-8 No. 333-37544) of Fleetwood Enterprises, Inc., Registration Statement (Form S-8 No. 333-101543) of Fleetwood Enterprises, Inc. for the registration of 3,552,698 shares of its common stock, Registration Statement (Form S-3 No. 333-73678) of Fleetwood Enterprises, Inc. for the registration of 2,359,945 shares of its common stock, the Registration Statement (Form S-3 No. 333-113730) of Fleetwood Enterprises, Inc. and the Registration Statement (Form S-3 No. 333-102585) of Fleetwood Enterprises, Inc. of our report dated August 24, 2004, relating to the unaudited condensed consolidated interim financial statements of Fleetwood Enterprises, Inc. that are included in its Form 10-Q for the quarter ended July 25, 2004.

/s/ ERNST & YOUNG LLP